SECURITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2003

S&T Bancorp, Inc
______________________________________________________________________

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania ___________________ (State or Other Jurisdiction of Incorporation)	0-12508 ___________________ (Commission File Number)	25-1434426 ___________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA ____________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ____________________

Item 12 - Results of Operations and Financial Condition

S&T Bancorp, Inc. today announced record earnings for the quarter and year-to-date 2003.

Diluted earnings per share increased 9 percent to $0.50 from $0.46 in the third quarter of

2002. Net income increased 7 percent to $13.3 million from $12.4 million in the third quarter of

2002. The higher performance level of earnings per share as compared to net income is attributed to stock repurchases during the last 12 months.

For the nine months ending September 30, 2003, net income totaled $38.6 million and diluted earnings per share were $1.45, compared to $35.7 million of net income and $1.33 diluted earnings per share for the nine months ending September 30, 2002.

ITEM 7 - Financial Statements, Proforma Financial Information and Exhibits

(c) Exhibits

(99) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

October 21, 2003	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary